UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2005

REDDY ICE HOLDINGS, INC.

 (Exact name of registrant as specified in its charter)

Delaware	333-110442-04	56-2381368
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8750 North Central Expressway, Suite 1800

Dallas, Texas  75231

(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 526-6740

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective September 7, 2005, the Board of Directors (the “Board”) of Reddy Ice Holdings, Inc. (the “Company”) increased the size of the Board from 10 members to 11 members and elected Mr. Robert N. Verdecchio to the Board to fill the vacancy created by this increase.  Mr. Verdecchio will serve as a member of the Audit, Compensation and the Corporate Governance and Nominating Committees and will receive compensation and perquisites in accordance with policies and procedures previously approved by the Board for non-employee directors of the Company.

On September 9, 2005, the Company issued a press release regarding the appointment of Mr. Verdecchio to the Board.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01               Financial Statements and Exhibits.

(c)  Exhibits

The following are filed as exhibits to this report:

99.1                         Press Release dated September 9, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2005

REDDY ICE HOLDINGS, INC.

	By:	/s/ Steven J. Janusek
		Name:	Steven J. Janusek
		Title:	Chief Financial and Accounting
Officer